Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

GOLDEN MINERALS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)		$	$3,500,000	$110.20 per $1,000,000	$385.70
	Total Offering Amounts					$3,500,000		$385.70
	Total Fee Offsets							$-
	Net Fee Due							$385.70

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.